                                                                      Exhibit 12

                               DANAHER CORPORATION
      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS, EXCEPT RATIO DATA)

                                                   THREE MONTHS ENDED                                FULL YEAR
                                          --------------------------------------  -------------------------------------------------
                                           March 28, 2003      March 29, 2003      2002            2001              2000
 FIXED CHARGES
   Gross Interest expense                          $ 14,116            $ 12,908       $ 53,954         $ 48,147          $ 37,714
   Interest Element of Rental Expense                 4,662               4,163         18,648           13,986            11,655

                                          ------------------  ------------------  -------------   --------------   ---------------
        Total Fixed Charges                        $ 18,778            $ 17,071       $ 72,602         $ 62,133          $ 49,369
                                          ==================  ==================  =============   ==============   ===============


 EARNINGS AVAILABLE FOR
   FIXED CHARGES:
   Earnings before (a) income
   taxes, and (b) accounting changes
   and reduction of income tax                    $ 155,077           $ 126,313       $657,468         $476,264         $ 522,924
   reserves related to discontinued
   operations.
   Add fixed charges                                 18,778              17,071         72,602           62,133            49,369
                                          ------------------  ------------------  -------------   --------------   ---------------
 Total earnings available
   for fixed charges                              $ 173,855           $ 143,384       $730,070         $538,397         $ 572,293


 RATIO OF EARNINGS TO
   FIXED CHARGES (1)                                    9.3                 8.4           10.1              8.7              11.6
                                          ==================  ==================  =============   ==============   ===============



                                                      FULL YEAR
                                          --------------------------------

                                               1999            1998
 FIXED CHARGES
   Gross Interest expense                       $ 23,473         $ 27,724
   Interest Element of Rental Expense             11,322           10,656

                                           -------------- ----------------
        Total Fixed Charges                     $ 34,795         $ 38,380
                                           ============== ================


 EARNINGS AVAILABLE FOR
   FIXED CHARGES:
   Earnings before (a) income
   taxes, and (b) accounting changes
   and reduction of income tax                  $429,562        $ 317,009
   reserves related to discontinued
   operations.
   Add fixed charges                              34,795           38,380
                                           -------------- ----------------
 Total earnings available
   for fixed charges                            $464,357        $ 355,389


 RATIO OF EARNINGS TO
   FIXED CHARGES (1)                                13.3              9.3
                                           ============== ================


These Ratios include Danaher Corporation and its consolidated subsidiaries. The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated, where "earnings" consists of (1) earnings before (a) income taxes, and (b) accounting changes and reduction of income tax reserves related to discontinued operations, plus (2) fixed charges, and "fixed charges" consists of (A) interest, whether expensed or capitalized, on all indebtedness, (B) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (C) an interest component representing the estimated portion of rental expense that management believes is attributable to interest.